Exhibit 10.2

ASSIGNMENT OF ASSETS AGREEMENT

THIS ASSIGNMENT OF ASSETS AGREEMENT (this “Agreement”) is entered into as of this 26 day of May, 2010, by and between Axius, Inc. (“Assignor”) and Geraldine Gugol and Leilane E. Macatangay (together “Assignee”).

WITNESSETH:

A. Assignor engages in the business of developing, manufacturing, and selling wind and solar powered boilers (the “Business”) and owns assets and all property that relate to the Business (the “Assets”).

B. Assignor owes Assignee $20,000 in connection with advances to Assignor for professional services paid to Assignor’s auditors (the “Related Party Indebtedness”).

B. Assignor desires to assign the Business and the Assets to Assignee and Assignee desires to receive from Assignor the Business and the Assets pursuant to the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

1.

ASSIGNMENT OF BUSINESS AND ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, Assignor hereby sells, assigns, transfers and conveys the Business and the Assets to Assignee, and Assignee hereby purchases, obtains and acquires the Business and the Assets form Assignor.

2.

PURCHASE PRICE. In consideration of and in exchange for the sale, assignment, transfer and conveyance of the Business and the Assets, Assignee agrees to cancel and release Assignor in connection with any obligations owned to Assignee for the Related Party Indebtedness.

3.

CLOSING. Subject to the satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the transaction contemplated by this Agreement (the “Closing”) shall occur at such place and time as shall be mutually agreeable to the parties hereto (the "(Closing Date").

4.

ASSIGNMENT OF THE BUSINESS AND THE ASSETS. From and after the Closing, all equitable and legal rights, title and interests in and to the Business and the Assets shall be owned, held and exercised by Assignee.

5.

CANCELLATION OF RELATED PARTY INDEBTEDNESS. From and after the Closing, Assignee will take all action and execute all documents necessary to ensure that the Related Party Indebtedness in Assignor is extinguished.

6.

REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

(a) Assignee represents and warrants to Assignor that (i) Assignee is the absolute owner of the Related Party Indebtedness and has good and marketable title thereto, free and clear of any liens, pledges, claims, security interests, encumbrances, charges, options and restrictions of any kind whatsoever, (ii) Assignee has full right, power and authority to extinguish the Related Party Indebtedness as provided herein, and (iii) this Agreement constitutes the valid and legally binding obligation of Assignee, enforceable in accordance with its terms and conditions.

(b) Assignor represents and warrants to Assignee that (i) Assignor is the absolute owner of the Business and the Assets and has good and marketable title thereto, free and clear of any liens, pledges, claims, security interests, encumbrances, charges, options and restrictions of any kind whatsoever, (ii) Assignee has full right, power and authority to sell the Business and the Assets as provided herein, and (iii) this Agreement constitutes the valid and legally binding obligation of Assignor, enforceable in accordance with its terms and conditions

7.

CONDITIONS TO OBLIGATIONS OF ASSIGNEE. The obligation of Assignee to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions:

(a) On the Closing Date, Assignor shall be the sole legal and beneficial owner of the Business and the Assets, free and clear of all claims, liens, mortgages, charges, security interests, encumbrances and other restrictions and limitations of any kind and nature whatsoever.

(b) By the Closing Date, any and all necessary consents, authorizations, orders or approvals for transfer of the Interest shall have been obtained.

(c) Neither the execution or delivery of this Agreement nor the performance of its obligations hereunder will conflict with or result in a breach of or constitute a default under or result in the creation of or an imposition of a lien upon any of the properties or assets of Assignor or any agreement to which Assignor may be a party or by which its property or assets may be subject.

8.

CONDITIONS TO OBLIGATIONS OF ASSIGNOR. The obligation of Assignor to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions:

(a) On of the Closing Date, Assignee shall be the sole legal and beneficial owner of the Related Party Indebtedness, free and clear of all claims, liens, charges, security interest, encumbrances and other restrictions and limitations of any kind or nature whatsoever.

(b) On the Closing Date, any and all necessary consents, authorizations, orders or approvals for the extinguishment of the Related Party Indebtedness shall have been obtained.

(c) Neither the execution or delivery of this Agreement nor the performance of its obligation hereunder will conflict with or result in a breach of or constitute a default under or result in the creation of or an imposition of a lien upon any of the properties or assets of Assignee or any agreement to which Assignee may be a party or by which it property or assets may be subject.

9.

INDEMNIFICATION. Assignee shall indemnify and hold harmless Assignor, and shall reimburse the Assignor for, any loss, liability, claim, obligation, cost, damage, expense (including, but not limited to, costs of investigation and defense and attorneys’ fees) or diminution of value (collectively, “Claims”) included in, related to, as a result of, arising from or in connection with (a) the liabilities of the Assignor, or (b) any inaccuracy in any of the representations and warranties of Assignee in this Agreement. Assignee hereby agrees to defend Assignor at Assignee’s expense from and against any such Claims, and Assignee hereby releases and forever discharges Assignor from any loss, liability, claim, obligation, cost, damage, expense (including, but not limited to, costs of investigation and defense and attorneys’ fees) or diminution of value with respect to any such Claims.

10.

MISCELLANEOUS.

(a) This Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements with respect thereto, whether written or oral.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard, however, to such jurisdiction’s principles of conflict of laws.

(c) The Agreement may be executed in counterpart originals, each of which shall be an original, but all of which shall constitute only one Agreement. A facsimile signature of any party will be binding on that party, and any facsimile communication shall be immediately followed by a hard copy containing such signature.

Dated as of the date first written above:

“Assignee”

“Assignor”

Axius Inc.

/s/ Geraldine Gugol

/s/ Geraldine Gugol

Geraldine Gugol

By: Geraldine Gugol

Its: President

/s/ Leilane E. Macatangay

Leilane E. Macatangay

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